UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 23, 2025

CCC Intelligent Solutions Holdings Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-39447	98-1546280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 N. Green Street, 9th Floor

Chicago, IL 60607

(Address of Principal Executive Offices, including Zip Code)

(800) 621-8070

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CCCS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On January 23, 2025, CCC Intelligent Solutions Inc. (“CCCIS”), an indirect wholly owned subsidiary of CCC Intelligent Solutions Holdings Inc., together with certain of its subsidiaries acting as guarantors (the “Subsidiary Guarantors”) and Cypress Intermediate Holdings II, LLC (f/k/a Cypress Intermediate Holdings II, Inc.) (“Holdings” acting as a parent guarantor (together with the Subsidiary Guarantors, the “Guarantors”), entered into the fourth amendment (the “Amendment”) to the Credit Agreement, dated as of September 21, 2021 (the “Credit Agreement” as amended from time to time, including by the Amendment, the “Amended Credit Agreement”), by and among CCCIS, Holdings, Bank of America, N.A. (“Bank of America”), as Administrative Agent, Collateral Agent and Swingline Lender, and each lender and issuing bank from time to time party thereto (the “Lenders”). Capitalized terms used in this Item 1.01 but not otherwise defined herein shall have the meanings provided to such terms in the Amended Credit Agreement or the Amendment, as applicable.

Pursuant to the terms of the Amendment, CCCIS incurred incremental term loans in an aggregate principal amount of $225 million, which were used to (i) refinance certain outstanding incremental term loans, (ii) extend the maturity of all term loans to January 23, 2032, (iii) remove the credit spread adjustment applicable to SOFR loans, and (iv) reduce the interest rate margin applicable to all term loans to the following rate:

(1)

1.00%, in the case of base rate loans, and 2.00%, in the case of SOFR (or Euribor or SONIA) loans, if S&P and Moody’s Debt First Lien Leverage Ratio Ratings (as defined in the Credit Agreement) are below BB- (with a stable outlook) or below Ba3 (with a stable outlook) (or if for any reason this category does not apply, including if the Borrower has only one Debt Rating or the Borrower does not have any Debt Rating), and

(2)

0.75%, in the case of base rate loans, and 1.75%, in the case of SOFR (or Euribor or SONIA) loans, if S&P and Moody’s Debt First Lien Leverage Ratio Ratings are both BB- (with a stable outlook) or better and Ba3 (with a stable outlook) or better.

Commencing March 31, 2025, the term loans are repayable in quarterly installments in an amount equal to 0.25% of the original principal amount of the term loans (subject to certain adjustments from time to time), with the balance payable at maturity. Subject to certain exceptions set forth in the Amended Credit Agreement, the obligations under the Amended Credit Agreement are guaranteed by the Guarantors and secured by a first-priority security interest in and lien on substantially all of the assets and all interests of the Guarantors.

The foregoing description of the Amendment is a summary only, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1*	Amendment No. 4 to the Credit Agreement, dated as of January 23, 2025, by and among, CCC Intelligent Solutions Inc., CCCIS International Holdings Inc., and Cypress Intermediate Holdings II, LLC (f/k/a Cypress Intermediate Holdings II, Inc.) and Bank of America, N.A., as Administrative Agent, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain confidential information has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K. Such excluded information is not material and is the type that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CCC Intelligent Solutions Holdings Inc.

Date: January 23, 2025	By:	/s/ Brian Herb
	Name:	Brian Herb
	Title:	Executive Vice President, Chief Financial and Administrative Officer

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